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                                                                   EXHIBIT 3.2


                             AMENDED AND RESTATED BYLAWS

                                          OF

                               COUNTY SEAT STORES, INC.
                              (A MINNESOTA CORPORATION)


                                      ARTICLE I

                                     SHAREHOLDERS


     1. CERTIFICATES REPRESENTING SHARES. All the shares of the corporation shall be certificated. A certificate representing shares of the corporation shall contain on its face the statements required by Section 302A.417, Minnesota Statutes, and by any other applicable provision of law, and shall be signed as provided in Article III, Section 5 of these Bylaws, provided that if a certificate is signed by a transfer agent or registrar, the signature of any such officer and the corporate seal, if any, upon such certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of the corporation, the certificate may be issued by the corporation, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

     2. FRACTIONS OF A SHARE. The corporation may issue fractions of a share originally or upon transfer. Fractions of a share, if issued shall entitle the holder to exercise voting rights or to receive distributions. Fractions of a share may be represented by a certificate. If the corporation does not issue fractions of a share, it shall comply with the alternative requirements of
Section 302A.423, Minnesota Statutes, as applicable.

     3. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these Bylaws, or any resolution or written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with an officer of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

     4. CERTIFICATION OF BENEFICIAL OWNER. A resolution approved by the affirmative vote of a majority of the directors present may establish a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of

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the shareholder are held for the account of one or more beneficial owners.  Upon receipt by the corporation of such certification, the persons specified as beneficial owners' rather than the actual shareholders, are deemed the shareholders for the purposes specified in such certification.

     5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said references are also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom Chapter 302A, Minnesota Statutes, confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

     6.   SHAREHOLDER MEETINGS

          PLACE OF MEETINGS. Each meeting of the shareholders shall be held at the principal executive office of the corporation or at such other place as may be designated by the Board of Directors or the chief executive officer of the corporation; provided, however, that any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the corporation is located.

          REGULAR MEETINGS. Regular meetings of the shareholders shall be held during the month of April, on the date and at the time and place fixed, from time to time, by the Board of Directors of the corporation; provided, however, that if the Board of Directors fails to designate a date for such regular meeting or if for any other reason a regular meeting has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written demand given to the chief executive officer or chief financial officer of the corporation. At each regular meeting the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business, provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

          SPECIAL MEETINGS. In addition to any procedures for calling special meetings of the shareholders provided for in the Articles of Incorporation of the corporation, a special meeting of the shareholders may be called for any purpose or purposes at any time by the chief executive officer of the corporation, the chief financial officer of the corporation, or any two or more members of the Board of Directors of the corporation; or by one or more shareholders holding not less than ten percent of the voting power of all shares of the corporation entitled to

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vote, who shall demand such special meeting by written notice given to the chief executive officer or the chief financial officer of the corporation specifying the purposes of such meeting.

          MEETINGS HELD UPON SHAREHOLDER DEMAND. Within 30 days of receipt of a demand upon the chief executive officer or the chief financial officer of the corporation from any shareholder or shareholders entitled to call a meeting of the shareholders, it shall be the duty of the Board of Directors of the corporation to cause a special or regular meeting of shareholders, as the case may be, to be duly called and held on notice no later than ninety days after receipt of such demand. If the Board of Directors of the corporation fails to cause such a meeting to be called and held as required by this Section, the shareholder or shareholders making the demand may call the meeting by giving notice as provided herein at the expense of the corporation.

          NOTICE OR WAIVER OF NOTICE. Notice, as defined by Section 302A.011, Minnesota Statutes, of all meetings shall be given by, or at the direction of the person calling the meeting, except where the meeting is an adjourned meeting and the date, time, and place of the meeting were announced at the time of adjournment of the meeting. Except as may otherwise be required herein or by any provision of law, the notice shall be given at least ten days, and not more than sixty days, before the date of the meeting. The notice shall contain the date, time, and place of the meeting, and any other information required by Chapter 302A, Minnesota Statutes. The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting; shareholder may waive notice of the date, time, place and purpose of any meeting of shareholders. A waiver of notice by a shareholder is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance.

Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

          DETERMINATION OF SHAREHOLDERS ENTITLED TO NOTICE AND VOTE. The directors shall fix a date not more than sixty nor less than three days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting.

          PROXY REPRESENTATION. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the corporation at or before the meeting at which the appointment is to be effective. The appointment of a proxy is valid for eleven months, unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the shares or in the corporation.

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          QUORUM.  Except as otherwise required by the Articles of Incorporation of the corporation, the holders of a majority of the voting power of the shares entitled to vote at a meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for quorum.

          ACTS OF SHAREHOLDERS. Except where the Articles of Incorporation of the corporation or Chapter 302A, Minnesota Statutes, requires a larger proportion or number, the shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at a duly held meeting.

          VOTING RIGHTS. A shareholder shall have one vote for each share held which is entitled to vote. Except as otherwise required by law, a holder of shares entitled to vote may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to have voted all of the shares in that way.

     7. WRITTEN ACTION. An action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.


ARTICLE II

BOARD OF DIRECTORS


     1. FUNCTIONS GENERALLY. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors of the corporation may fix the compensation of directors.

     2.   QUALIFICATIONS AND NUMBER.  Each director shall be a natural person.
A director need not be a shareholder, a citizen of the United States, or a resident of the State of Minnesota. The Board of Directors of the corporation shall consist of at least seven (7) directors. Subject to the Articles of Incorporation of the corporation, the shareholders at each regular meeting shall determine the number of directors (but not less than seven) to constitute the Board, provided that thereafter the authorized number of directors may be increased by the shareholders or the Board or, subject to the provisions of
Section 302A.223, Minnesota Statutes, decreased (but not less than one) by the shareholders.

     3. ELECTION AND TERM. Upon confirmation of the corporation's plan of reorganization dated August 22, 1997 (the "Plan), the Board of Directors of the corporation shall consist of

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those persons selected pursuant to Section 9.3 of the Plan who shall hold office until the first annual meeting of the shareholders, and until their successors are elected and qualified. Thereafter directors who are elected at an annual meeting of shareholders shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified, and directors who are elected in the interim to fill vacancies and newly created directorships shall hold office until qualified successors are elected at the next annual or special meeting of the shareholders, or, in each case, until the earlier death, resignation, removal or disqualification of the director. Vacancies on the Board of Directors resulting from the death, resignation, removal, or disqualification of a director may be filed by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Vacancies on the Board of Directors resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase.

     4.   MEETINGS

          ANNUAL MEETING. The annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders and no notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum shall be present. In the event that the annual meeting is not held immediately following the annual meeting of the shareholders, the annual meeting shall be held at such time and place as shall be specified in a notice given as hereinafter provided for meetings of the Board of Directors of the corporation, or as shall be specified in a written waiver of notice signed by all of the directors as hereinafter provided.

          SPECIAL MEETINGS. A special meeting of the Board of Directors may be called for any purpose or purposes at any time by any member of the Board by giving notice as hereinafter provided to all directors of the date, time and place of the meeting. The notice need not state the purpose of the meeting.

          TIME. Meetings shall be held at such time as the Board of Directors or any committee thereof, as the case may be, shall fix.

          PLACE. Meetings shall be held at such place within or without the State of Minnesota as shall be fixed by the Board.

          CALL, NOTICE, WAIVER OF NOTICE. Meetings may be called by giving ten days' notice, as defined by Section 302A.011, Minnesota Statutes, to all directors, or a shorter time period of notice as may be sufficient for the convenient assembly of the directors there at. If the day or date, time, and place of a meeting have been announced at a previous meeting of the Board, no notice is required. A director may waive notice of a meeting of the board or of any committee thereof. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the

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director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

          QUORUM. At all meetings of the Board, the greater of a majority of the directors currently holding office or five of the directors then in office (or, in the event there are less than five directors, then all directors), but in any case not less than one-third of the entire board (including any vacancies), shall constitute a quorum. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

          ACTION. Except where the Articles of Incorporation of the corporation, Chapter 302A, Minnesota Statutes, or the provisions of the following sentence requires a larger proportion or number, the Board shall take action by the affirmative vote of a majority of directors present at a duly held meeting.

          CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, of any, and if present and acting, otherwise by any other director chosen by the Board.

     5. REMOVAL OF DIRECTORS. One or more directors may be removed in accordance with the provisions of Section 302A.223, Minnesota Statutes.

     6. COMMITTEES. A resolution approved by the affirmative vote of a majority of the Board may establish one or more committees having the authority of the Board in the management of the business of the corporation only to the extent provided in the resolution. Committees may include a special litigation committee consisting of one or more independent directors or other independent persons to consider legal rights or remedies of the corporation and whether those rights and remedies should be pursued. Committees, other than the special litigation committee, are subject at all times to the direction and control of the Board Committee members shall be natural persons. A committee shall consist of one or more persons, who need not be directors, and who shall be appointed by affirmative vote of a majority of the directors present at a duly held Board meeting.

     7. WRITTEN ACTION. An action which requires shareholder approval and which is required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors. An action which does not require shareholder approval and which is required or permitted to be taken at a Board meeting may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. The written action is effective when signed by the required number of directors, unless different effective time is provided in the written action. When

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written action is permitted to be taken by less than all directors, all directors shall be notified immediately of the text of such action and its effective date.

     8. TELEPHONE MEETINGS AND PARTICIPATION. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a Board meeting not heretofore described in this paragraph, by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

     9. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     10. SHAREHOLDER AGREEMENTS. The provisions of this Article II are and shall remain subject to the terms and provisions of any agreement or agreements among the shareholders of the corporation, or the shareholders of the parent corporation of the corporation.


                                     ARTICLE III

                                       OFFICERS


     1. OFFICERS' ELECTION. Subject to the provisions of subsection (b) of this Section 1, the officers of the corporation shall be chosen by the Board of Directors and shall be a chairman of the board, chief executive officer, president, one or more vice presidents, a secretary and a treasurer. The Board of Directors may also elect one or more assistant secretaries and assistant treasurers and such other officers and agents as the Board may at any time and from time to time determine to be advisable. All such officers shall be elected at the annual meeting of directors provided for in Article II, Section 4 of these Bylaws. If any office is not filled at such annual meeting, it may be filled at any subsequent regular or special meeting at the Board. The Board of Directors at such annual meeting, or any subsequent regular or special meeting may also elect or appoint such other officers and assistant officers and agents as may be deemed advisable. The chief executive officer, president, or other officers, need not be directors. Any two or more

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offices may be held by the same person.  All officers and assistant officers shall hold office until their successors are elected or until their earlier death, resignation or removal; provided that any officer or assistant officer elected or appointed by the Board of Directors may be removed with or without cause at any regular or special meeting of the Board, but such removal shall be without prejudice to the contract rights, if any, of the person removed.

     2. VACANCIES. A vacancy in an office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of chief executive officer or chief financial officer, shall be filled for the unexpired portion of the term by the Board, except that, at any time that the shareholders are entitled to elect the Chairman of the Board pursuant to Section 1(b) of this Article III, a vacancy in that office may only be filled by the shareholders.

     3. POWER OF OFFICERS. Each officer shall have, subject to these Bylaws, in addition to the duties and powers specifically set forth herein, such powers and duties as are commonly incident to his office and such duties and powers as the Board of Directors shall from time to time designate. All officers shall perform their duties subject to the directions and under the supervision of the Board of Directors.

     4. THE CHAIRMAN OF THE BOARD. The chairman of the board shall preside at all meetings of the shareholders, of the Board of Directors and of the executive committee, if any, and he shall have such other powers and duties as the Board of Directors may from time to time prescribe.

     5. THE CHIEF EXECUTIVE OFFICER. The chief executive officer shall be the chief executive officer of the corporation. He shall have responsibility for the general and active management of the business of the corporation, shall see to it that all orders and resolutions of the Board are carried out, and in connection therewith, shall be authorized to delegate to the president and the other executive officers of the corporation such of his powers and duties as chief executive officer at such time and in such manner as he shall deem advisable. In the absence of the chairman of the board, he shall preside at all meetings of the shareholders of the Board of Directors and of the executive committee, if any, and shall designate the acting secretary for such meetings to take the minutes thereof for delivery to the secretary. He or the president or any vice president, shall sign, with the secretary, assistant secretary, treasurer or assistant treasurer, certificates for shares of the corporation, and may sign any policies, deeds, mortgages, bonds, contracts, or other instruments including any of the foregoing requiring a seal which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed.

     6. THE PRESIDENT. In the absence of the chief executive officer or in the event of his inability or refusal to act, the president shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the

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chief executive officer.  The president shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     7. THE VICE PRESIDENTS. In the absence of the president, or in the event of his inability or refusal to act, the vice president, if there be any, (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all of the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     8. THE SECRETARY. The secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or chief executive officer, under whose supervision he shall be. He shall have authority to certify the Bylaws, resolutions of the shareholders and Board of Directors and committees thereof, and other documents of the corporation as true and correct copies thereof. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     9. THE ASSISTANT SECRETARY. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     10. THE TREASURER. The treasurer shall have the custody of the corporate funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance

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of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal form office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     11. THE ASSISTANT TREASURER. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     12. CHIEF FINANCIAL OFFICER. The chief financial officer of the corporation shall be the officer of the corporation designated as such by the Board of Directors of the corporation or, in the absence of such designation, the officer(s) of the corporation performing the functions of the chief financial officer as set forth in Section 302A.305, Minnesota Statutes.


                                      ARTICLE IV

                                      INSURANCE


     The corporation may, if deemed necessary and advisable by the Board of Directors of the corporation, purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the corporation would otherwise be required to indemnify the person against any such liability.


                                      ARTICLE V


                                  BOOKS AND RECORDS


     The corporation shall keep at its principal executive office, or at another place or places within the United States determined by the Board, a share register, updated at least annually, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder.

     The corporation shall also keep, at its principal executive office, or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued.

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     The corporation shall keep at its principal executive office, or, if its principal executive office is outside of the State of Minnesota, shall make available at its registered office within ten days after receipt by an officer of the corporation of a written demand for them made by a person described in subdivision 4 of Section 302A.461, Minnesota Statutes, originals or copies of:

     (a)  Records of all proceedings of shareholders for the last three years;

     (b)  Records of all proceedings of the Board for the last three years;

     (c) The corporation's Articles of Incorporation and all amendments currently in effect;

     (d)  The corporation's Bylaws and all amendments currently in effect;

     (e) Financial statements required by Section 302A.463, Minnesota Statutes, and the financial statement for the most recent interim period prepared in the course of the operation of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

     (f)  Reports made to shareholders generally within the last three years;

     (g) A statement of the names and usual business addresses of its directors and principal officers;

     (h) Voting trust agreements described in Section 302.453, Minnesota Statutes; and

     (i) Shareholder control agreements described in Section 302A.457, Minnesota Statutes.


                                      ARTICLE VI

                                    CORPORATE SEAL


     The Corporation may have a corporate seal which shall have inscribed thereon the word "seal" and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

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                                     ARTICLE VII

                                     FISCAL YEAR


     The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.



                                     ARTICLE VIII

                                 CONTROL OVER BYLAWS


     The power to amend or repeal these Bylaws and to adopt new Bylaws shall be vested in the Board of Directors, subject to the requirements of Section 302A.181, Minnesota Statutes


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